EXHIBIT 11

                 MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
             Three and Nine Month Periods Ended September 30, 2002 and 2001
                                                       Three Months Ended                      Nine Months Ended
                                                         September 30,                           September 30,
                                                  -----------------------------          ------------------------------
                                                      2002             2001                  2002              2001
                                                    (In thousands of dollars, except per share data)

BASIC EARNINGS PER SHARE
Average common shares outstanding                     102,825          107,305               104,793           107,099
                                                  ============     ============          ============      ============
Net income                                        $   151,570      $   158,992           $   491,693       $   478,134
                                                  ============     ============          ============      ============
Basic earnings per share                          $      1.47      $      1.48           $      4.69       $      4.46
                                                  ============     ============          ============      ============

DILUTED EARNINGS PER SHARE

Adjusted weighted average shares outstanding:
  Average common shares outstanding                   102,825          107,305               104,793           107,099
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                 536              913                   718               937
                                                  ------------     ------------          ------------      ------------
  Adjusted weighted average diluted
   shares outstanding                                 103,361          108,218               105,511           108,036
                                                  ============     ============          ============      ============
Net income                                        $   151,570      $   158,992           $   491,693       $   478,134
                                                  ============     ============          ============      ============
Diluted earnings per share                        $      1.47      $      1.47           $      4.66       $      4.43
                                                  ============     ============          ============      ============